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                                                                  Exhibit 23.10

                                     CONSENT

            I, Lawrence R. Klein, hereby consent to serve as a director of Carey Diversified LLC.



                                          /s/ Lawrence R. Klein
                                          --------------------------------------
                                          Lawrence R. Klein